SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
April 16, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 9, 2008, Environmental Tectonics Corporation (the “Company”) participated in a hearing before the Listing Qualifications Panel of the AMEX Committee of Securities of the American Stock Exchange (“AMEX”). On April 16, 2008, the Listing Qualifications Panel granted the relief requested by the Company to continue the listing of the Company’s common stock on AMEX through May 29, 2008 and thereafter, provided the Company is up to date in its filings with the Securities and Exchange Commission at that time.
     This hearing resulted from a request by the Company to appeal a decision made by the AMEX on January 30, 2008 to initiate delisting proceedings of the Company’s common stock. As a result of the Company’s failure to file its Quarterly Reports on Form 10-Q for the fiscal quarters ended May 25, 2007, August 24, 2007, and November 23, 2007, the Company is not in compliance with Sections 134 and 1101 of the AMEX Company Guide. This non-compliance by the Company made the Company’s common stock subject to being delisted from AMEX. The Company intends to file its Annual Report on Form 10-K for the fiscal year ended February 29, 2008 and the above-referenced Quarterly Reports on Form 10-Q by May 29, 2008. These filings will bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide.
     If the Company does not file its Annual Report on Form 10-K for the fiscal year ended February 29, 2008 and the above-referenced Quarterly Reports on Form 10-Q by May 29, 2008, the AMEX Staff has been authorized to immediately proceed to delist the Company’s common stock and the Company has represented to AMEX that it would not seek a further extension.
     A copy of the press release issued by the Company on April 22, 2008 disclosing the Listing Qualifications Panel’s grant of the relief requested by the Company is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
     99.1 Press Release dated April 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: April 22, 2008	By	/s/ Duane D. Deaner

Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated April 22, 2008.